Electronic Articles of Incorporation For

PROMOTORA VALLE HERMOSO INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I The name of the corporation is:
PROMOTORA VALLE HERMOSO INC.

Article II The principal place of business address:
609 HAMPSHIRE LN.
OVIEDO, FL. US 32765

The mailing address of the corporation is:
609 HAMPSHIRE LN.
OVIEDO, FL. US 32765

Article III The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV The number of shares the corporation is authorized to issue is: 1,000,000

Article V The name and Florida street address of the registered agent is:
PATRICIA F NARVAEZ
609 HAMPSHIRE LN.
OVIEDO, FL. 32765

I certify that I am familiar with and accept the responsibilities of registered agent.
Registered Agent Signature: PATRICIA NARVAEZ

Article VI The name and address of the incorporator is:
FLORIDA INCORPORATOR
8345 NW 66TH STREET - SUITE 7737
MIAMI FL 33166 - USA
Incorporator Signature: PETER MARLEY

Article VII The initial officer(s) and/or director(s) ofthe corporation is/are:
Title: P
FERNANDA M ROSALES
AVE. DE LOS SHYRIS 2258
QUITO, XX. XXXXX EC

Title: VP
MARIA G ROSALES
AVE. DE LOS SHYRIS 2258
QUITO, XX. XXXXX EC

Title: ST
PATRICIA F NARVAEZ
609 HAMPSHIRE LN.
OVIEDO, FL. 32765